Exhibit 99.1

Navigant Consulting, Inc. Announces Fourth Quarter and Full Year 2006 Financial Results


    -- Fourth quarter revenues increased 19 percent year over year, to $179.2 million, from $150.5 million in the fourth quarter of 2005. Revenues for the full year 2006 increased 18 percent, to $681.7 million, compared to $575.5 million in 2005.

    -- EBITDA in the fourth quarter of 2006 increased to $36.0 million, compared to $26.6 million in the fourth quarter of 2005. Full year EBITDA increased 12 percent to $121.0 million, compared to $108.0 million in 2005.

    -- Net income per diluted share in the fourth quarter of 2006 was $0.30, compared to $0.22 per share in the fourth quarter of 2005. Full year 2006 net income per diluted share increased to $0.97 compared to $0.95 per share for the full year 2005.


    CHICAGO--(BUSINESS WIRE)--Feb. 15, 2007--Navigant Consulting, Inc. (NYSE:NCI), an international consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions to legal counsel, government agencies and companies experiencing regulatory or structural challenges, today announced financial results for the fourth quarter and full year 2006.

    "We are pleased with our solid fourth quarter and full year 2006 results," stated William M. Goodyear, Chairman and CEO. "The Company's growth was supported by strong gains in both our dispute and business advisory segments. The increasingly complex business and regulatory environment continues to generate steady demand for our multi-disciplinary service offerings. In particular, our financial and insurance services practices performed strongly in the fourth quarter and we continued to benefit from our international expansion. The Company's London market presence doubled in 2006, including broadening our service offerings beyond Construction and Insurance services to include Healthcare and Disputes & Investigations services."

    Fourth Quarter and Full Year 2006 Financial Results

    Revenues for the fourth quarter of 2006 were $179.2 million, a 19 percent increase compared to fourth quarter 2005 revenues of $150.5 million, and up 5 percent from third quarter 2006 revenues of $171.3 million. For the full year ended December 31, 2006 revenues were $681.7 million, an 18 percent increase compared to 2005 revenues of $575.5 million.

    EBITDA in the fourth quarter of 2006 was $36.0 million, an increase from $26.6 million in the fourth quarter of 2005, and up from $23.3 million in the third quarter of 2006. EBITDA for the full year 2006 was $121.0 million, up 12 percent from $108.0 million in 2005.

    Net income per diluted share in the fourth quarter of 2006 was $0.30, compared to $0.22 per share in the fourth quarter of 2005, and up from $0.16 per share in the third quarter of 2006. Net income per diluted share for the full year 2006 was $0.97, an increase from $0.95 per share in 2005.

    As announced on November 28, 2006, the Company reached an agreement with the City of Vernon to settle for $7.4 million all claims related to its previously disclosed dispute with the City. The Company had previously recorded a pre-tax charge of $9.3 million ($5.6 million after tax, or $0.10 per share) during the third quarter of 2006 related to this matter. The settlement resulted in a fourth quarter 2006 pre-tax benefit to earnings of $1.9 million ($1.2 million after tax, or $0.02 per share).

    Business Metrics

    Average billable full time equivalent (FTE) consultant headcount for the fourth quarter was 1,821, compared to 1,752 in the third quarter of 2006, and 1,713 in the fourth quarter of 2005. FTE billable consultants as of December 31, 2006 were 1,871, up from 1,781 at the end of the third quarter of 2006. Company-wide consultant utilization, based on a 2,080 hour base, in the fourth quarter of 2006 was 68 percent, up slightly from 67 percent in the fourth quarter of 2005. Calculated on a standard of 1,850 hour base, utilization for the fourth quarter of 2006 was 77 percent. Full year 2006 utilization was 70 percent (78 percent based on a 1,850 hour base), consistent with full year 2005 utilization. Annualized attrition was 21 percent during the fourth quarter of 2006, unchanged from the third quarter.

    Annualized revenue per consultant in the fourth quarter of 2006 increased to $400,000, compared with $358,000 in the fourth quarter of 2005. Days sales outstanding as of December 31, 2006 improved to 78 days, compared to 84 days at the end of the 2006 third quarter and 80 days at December 31, 2005. The Company further reduced its bank borrowings from $54.6 million at the end of the third quarter 2006 to $33.6 million at the end of the fourth quarter 2006, under its $200 million unsecured, multi-bank credit facility. As announced on November 20, 2006, the Company amended its revolving credit agreement, increasing its available line of credit from $175 million to $200 million, with the option to increase it to $350 million over the life of the facility. Cash flow from operations in 2006 was $87.9 million, compared to $58.4 million for 2005.

    "We are very pleased with our overall level of consultant utilization in the fourth quarter, particularly given the significant year-end seasonality impact, coupled with the integration and on-boarding of over 100 new professionals," stated Julie M. Howard, President and Chief Operating Officer. "We are also excited about several new programs we recently implemented to enhance employee development, including a tuition grant program, enhanced performance management systems, additional work/life balance offerings, and new compensation measurement and reward systems. All of these programs, and others under development, are intended to enhance the long-term career experience we offer our professionals."

    Company to Grant Stock Incentive Awards

    The Company has been given authority to grant up to $25 million in "Key Leader" stock incentives. The restricted stock awards will vest seven years from the grant date, with the opportunity for accelerated vesting over five years based upon the achievement of Company-wide performance metrics. The Company intends to issue the restricted stock at the time of the payment of annual performance bonuses in March 2007.

    Webcast of the Company's Announcement of Fourth Quarter and Full Year 2006 Results

    A webcast of management's presentation of the Company's fourth quarter and full year financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, April 25, 2007.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE:NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. These statements are based upon management's current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: risks inherent in international operations; pace, timing and integration of acquisitions; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices; utilization rates; dependence on the expansion of and the increase in the Company's service offerings and staff; conflicts of interest; potential loss of clients; risks inherent with litigation; significant client assignments; professional liability; potential legislative and regulatory changes; and general economic conditions. Further information on these and other potential factors that could affect the Company's financial results is included in the Company's filings with the SEC under the "Risk Factors" sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and also undertakes no obligation to update any of its forward-looking statements after the date of this press release.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share data)
                             (Unaudited)
                                             For the quarter ended
                                         -----------------------------
                                         December  September December
                                          31, 2006  30, 2006  31, 2005
                                         -----------------------------
Revenues before reimbursements           $157,915  $150,380  $134,057
Reimbursements                             21,305    20,906    16,394
                                         -----------------------------
  Total revenues                         $179,220  $171,286  $150,451

Cost of services before reimbursable
 expenses                                  91,648    85,259    78,092
Reimbursable expenses                      21,305    20,906    16,394
                                         -----------------------------
  Cost of services                        112,953   106,165    94,486
General and administrative expenses        32,196    32,445    28,090
Depreciation                                3,520     3,709     3,117
Amortization                                2,663     2,401     2,712
Litigation charge (benefit)                (1,934)    9,334     1,250
                                         -----------------------------
  Operating income                         29,822    17,232    20,796
Other expense, net                            874     1,246       846
                                         -----------------------------
Income before income tax expense           28,948    15,986    19,950
Income tax expense                         12,303     7,425     8,379
                                         -----------------------------
  Net income                              $16,645    $8,561   $11,571
                                         =============================
Net income per diluted share                $0.30     $0.16     $0.22
                                         =============================
Shares used in computing net income per
 diluted share                             55,529    55,090    53,270

Percentage of revenues before
 reimbursements:
----------------------------------------
Cost of services before reimbursable
 expenses                                      58%       57%       58%
Reimbursable expenses                          13%       14%       12%
General and administrative expenses            20%       22%       21%
EBITDA (1)                                     23%       16%       20%
EBITDA (1), exclusive of Litigation
 matters                                       22%       22%       21%
Operating income                               19%       11%       16%
Net income                                     11%        6%        9%
EBITDA (1) reconciliation:
  EBITDA (1), exclusive of Litigation
   charge                                 $34,071   $32,676   $27,875
    Litigation charge (benefit)            (1,934)    9,334     1,250
                                         -----------------------------
  EBITDA (1)                               36,005    23,342    26,625
    Depreciation                            3,520     3,709     3,117
    Amortization                            2,663     2,401     2,712
                                         -----------------------------
  Operating income                        $29,822   $17,232   $20,796
                                         =============================

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles. The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with accounting principles generally accepted in the United States.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share data)
                             (Unaudited)
                                                   For the year ended
                                                   -------------------
                                                   December  December
                                                    31, 2006  31, 2005
                                                   -------------------
Revenues before reimbursements                     $605,105  $508,874
Reimbursements                                       76,640    66,618
                                                   -------------------
  Total revenues                                   $681,745  $575,492
Cost of services before reimbursable expenses       349,103   299,180
Reimbursable expenses                                76,640    66,618
                                                   -------------------
  Cost of services                                  425,743   365,798
General and administrative expenses                 127,579   100,452
Depreciation                                         13,400    10,213
Amortization                                          9,959     8,538
Litigation charge                                     7,400     1,250
                                                   -------------------
  Operating income                                   97,664    89,241
Other expense, net                                    4,304     3,283
                                                   -------------------
Income before income tax expense                     93,360    85,958
Income tax expense                                   40,386    36,102
                                                   -------------------
  Net income                                         52,974    49,856
                                                   ===================
Net income per diluted share                          $0.97     $0.95
                                                   ===================
Shares used in computing net income per diluted
 share                                               54,703    52,390

Percentage of revenues before reimbursements:
--------------------------------------------------
Cost of services before reimbursable expenses            58%       59%
Reimbursable expenses                                    13%       13%
General and administrative expenses                      21%       20%
EBITDA (1)                                               20%       21%
EBITDA (1), exclusive of Litigation matters              21%       21%
Operating income                                         16%       18%
Net income                                                9%       10%
EBITDA (1) reconciliation:
  EBITDA (1), exclusive of Litigation charge       $128,423  $109,242
    Litigation charge                                 7,400     1,250
                                                   -------------------
  EBITDA (1)                                        121,023   107,992
    Depreciation                                     13,400    10,213
    Amortization                                      9,959     8,538
                                                   -------------------
  Operating income                                  $97,664   $89,241
                                                   ===================

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles. The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with accounting principles generally accepted in the United States.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                   (In thousands, except DSO data)
                             (Unaudited)

                     December 31, September 30, June 30,  December 31,
Assets                    2006(1)       2006(1)   2006(1)         2005
----------------------------------------------------------------------
Cash and cash
 equivalents             $11,745       $14,254   $12,263      $14,871
Trade accounts
 receivable, net         168,062       174,052   164,789      145,616
Prepaid and other
 assets                   20,438        23,593    20,180       19,420
                     -------------------------------------------------
  Total current
   assets                200,245       211,899   197,232      179,907

Property and
 equipment, net           51,164        50,072    49,565       42,320
Goodwill and
 intangible assets,
 net                     398,121       379,970   378,936      318,755
Other non-current
 assets, net               2,828         2,982     2,600        1,881
                     -------------------------------------------------
  Total assets          $652,358      $644,923  $628,333     $542,863
                     =================================================

Liabilities and
 Stockholders'
 Equity
--------------------
Bank borrowings          $33,567       $54,617   $75,661      $40,800
Current liabilities       96,176        98,170    78,964       97,467
Other liabilities         36,039        30,302    29,849       20,148
Stockholders' equity     486,576       461,834   443,859      384,448
                     -------------------------------------------------

  Total liabilities
   and stockholders'
   equity               $652,358      $644,923  $628,333     $542,863
                     =================================================

Selected Data

Days sales
 outstanding, net
 (DSO)(2)                 78 days       84 days   83 days      80 days
                     =================================================

1) The consolidated balance sheets for 2006 reflect the impact of the adoption by the Company, as of January 1, 2006, of SEC Staff Accounting Bulletin No. 108 ("SAB 108"), "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." In conjunction with the adoption of SAB 108, the Company recorded a cumulative effect adjustment as of January 1, 2006, comprised of immaterial amounts, individually and in the aggregate, for the years 2002 through 2005, which reduced Goodwill and Intangible Assets by $4.4 million, increased Other Liabilities by $1.4 million and reduced Stockholders' Equity by $5.8 million.

2) Includes deferred revenue.


    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             Executive Vice President and Chief Financial Officer
             Andrew J. Bosman, 312-573-5631
             Executive Director of Marketing and Communications